EXHIBIT (j)
                               Consent of KPMG LLP


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors, Board of Trustees and Shareholders
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.
Sit Mutual Funds Trust:


We consent to the use of our report dated May 12, 2006 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                                          /s/ KPMG LLP
                                                          KPMG LLP


Minneapolis, Minnesota
July 25, 2006


























                                      C-12